Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Investors:

The Ruth Group

Nick Laudico

646-536-7030

nlaudico@theruthgroup.com

21ST CENTURY ONCOLOGY REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

Second Quarter 2014 Highlights:

•                  Total Company pro-forma revenues of $265.9 million; 39.3% year-over-year increase, including $65.1 million contribution from OnCure Holdings, Inc (“OnCure”) and South Florida Radiation Oncology (“SFRO”)

•                  Total domestic Radiation Oncology cases completed increased 9.3%

•                  International cases increased 17.3%

•                  Same market freestanding treatments per day grew 2.2% year-over-year

•                  Same market freestanding revenues increased 8.9% year-over-year

•                  Pro Forma Adjusted EBITDA of $43.2 million or 16.2% of total pro-forma revenues

•                  Continued integration of OnCure and SFRO

•                  Signed Recapitalization Support Agreement with existing noteholders in 3Q, 2014

FORT MYERS, FL, August 20, 2014 — 21st Century Oncology Holdings, Inc. (“21st Century Oncology”, the “Company”), the leading global, physician-led provider of integrated cancer care (“ICC”) services, announced today its financial results for the second quarter ended June 30, 2014.

Dr. Daniel Dosoretz, Founder and Chief Executive Officer, commented, “The first half of 2014 marked a significant transformation of the Company as we continued to integrate the two largest acquisitions in our history.  I am very pleased to report that we have made substantial progress on the integration of OnCure and have made significant headway with the integration of SFRO.  OnCure and SFRO are performing at or ahead of our expectations.  Our dedication and new markets combined with executing our business model has led to continued growth across all of our key operating metrics, including total radiation oncology cases being up 9.3% and same market treatments per day up 2.2%.  We believe our fundamental business remains strong and we continue to execute on our strategy of growth through organic initiatives and selective acquisitions.”

“Additionally, we are extremely pleased that investors continue to recognize the Company’s leading position in the industry and long-term potential.  This commitment was demonstrated via the Recapitalization Support Agreement we signed in late July. We believe that this agreement will lead to a deleveraging of the Company sometime in the fourth quarter, thereby enabling us to focus on profitable growth through the build out of our network and further accretive acquisitions,” Dr. Dosoretz added.

Second Quarter 2014 Results

Total revenues for the second quarter of 2014 were $265.9 million, compared to total pro-forma revenues of $190.8 million in the same quarter of 2013. The increase in revenue was principally driven by $65.1 million in revenue contribution from the OnCure and SFRO acquisitions, increased census, and international revenue growth. SFRO revenues for the second quarter of 2014 totaled $41.3 million, or 15.5% of total revenues.

Total domestic radiation oncology cases completed increased 9.3% and domestic same market treatments per day increased 2.2% in the second quarter of 2014. The growth was primarily driven by the continued expansion of our physician network. Domestic same market therapy revenue per treatment increased 6.5% from the second quarter of 2013, primarily due to continued improvements in managed care pricing, a stable Medicare pricing environment and the continued application of advanced technologies.

Total Relative Value Units (RVUs) per day increased by 44.0% in the second quarter versus the same period of the prior year due to treatment growth and technology mix. On a same market basis, RVUs decreased only 1.3% versus the same period last year due to the Company’s mix of service.

Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items (“Pro Forma Adjusted EBITDA”) in the second quarter of 2014 was $43.2 million, or 16.2% of total revenues, which included $6.1 million from SFRO, compared to $24.8 million, or 13.0% of total pro forma revenues, in the second quarter of 2013. Reconciliation of net loss attributable to 21st Century Oncology, determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues, determined in accordance with generally accepted accounting principles, to total pro forma revenues for the quarters ended June 30, 2014 and 2013 is included in the attached supplemental financial information.

Income tax expense in the second quarter of 2014 was $0.9 million, compared to $1.4 million in the second quarter of 2013. The net loss for the second quarter of 2014 was $204.6 million, compared to a net loss of $19.5 million in the second quarter of 2013.  The net loss in the second quarter of 2014 included a preliminary impairment charge of approximately $182.0 million attributable to the recapitalization support agreement and revisions of the Company’s financial forecasts, primarily to write down goodwill to their implied fair values.

Recent Developments

In July 2014, the Company entered into two agreements with a group of noteholders of its outstanding 9 7/8% Senior Subordinated Notes due 2017, a Recapitalization Support Agreement (“RSA”) and a $17.5 million short-term Credit Agreement.   The RSA signed by the Company, the Company’s principal stockholder, affiliates of Vestar Capital Partners, and the holders of 72% in aggregate principal amount of the Company’s Senior Subordinated Notes, provides a pathway to a recapitalization of the Company via either an equity contribution or subordinated debt issuance of a minimum of $150 million or the consummation of a recapitalization whereby the holders of the Senior Subordinated Notes would exchange their notes for 95% of the equity interests in the reorganized Company, subject to dilution for a new management incentive plan and new warrants.   The recapitalization is expected to occur in October or November, 2014, resulting in a meaningful reduction in debt and interest expense, and consequently permitting the Company to continue to pursue its business plan.  Separately, Medical Developers LLC, a subsidiary of the Company, entered into a new credit agreement providing for term loans in an aggregate amount of $17.5 million to fund working capital and general corporate expenses. Additionally, the Company’s subsidiary, SFRO amended its credit agreement to provide for an incremental term loan of approximately $9.9 million (net of original issue discount) in order to refinance certain existing capital lease obligations and to repay an outstanding inter-company loan.

A detailed Form 8-K filing that includes the specifics of the new term loan and recapitalization support agreement is available on the U.S. Securities and Exchange Commission (SEC) website, www.sec.gov.

Conference Call

Management will host a conference call on August 28, 2014 at 9:00 a.m. Eastern Time, during which management will discuss its financial results in further detail. The dial-in numbers are (877) 407-9039 for domestic callers and (201) 689-8470 for international callers.  In addition, a telephonic replay of the call will be available until September 11, 2014.  The replay dial-in numbers are (877) 870-5176 for domestic callers and (858) 384-5517 for international callers.  Please use the conference ID number 13589401 to access the replay.

A live webcast and webcast replay of the call will also be available from the Events section on the corporate web site at www.21co.com.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global, physician led provider of Integrated Cancer Care Services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. The Company operates 180 treatment centers, including 145 centers located in 16 U.S. states. The Company also operates 35 centers located in six countries in Latin America. The Company holds market leading positions in most of its domestic local markets and abroad.

(Source: 21st Century Oncology Holdings, Inc.)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2014 and the effects of the CMS’s Final Rule for the 2014 Physician Fee Schedule on its results.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers  and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	June 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$25,682	$17,462
Restricted cash	14,760	3,768
Accounts receivable, net	144,325	117,044
Prepaid expenses	7,319	7,577
Inventories	4,841	4,393
Deferred income taxes	46	375
Other	7,617	12,534
Total current assets	204,590	163,153

Equity investments in joint ventures	2,925	2,555
Property and equipment, net	275,297	240,371
Real estate subject to finance obligation	16,476	19,239
Goodwill	486,536	578,013
Intangible assets, net	87,451	85,025
Other assets	38,192	39,835
Total assets	$1,111,467	$1,128,191

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$83,153	$57,613
Accrued expenses	84,130	64,021
Income taxes payable	180	2,372
Current portion of long-term debt	38,180	17,536
Current portion of finance obligation	278	317
Other current liabilities	18,880	12,237
Total current liabilities	224,801	154,096
Long-term debt, less current portion	1,097,473	974,130
Finance obligation, less current portion	17,246	20,333
Other long-term liabilities	45,549	38,453
Deferred income taxes	4,790	4,498
Total liabilities	1,389,859	1,191,510

Noncontrolling interests - redeemable	46,652	15,899

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,028 shares authorized, 1,028 issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Additional paid-in capital	651,034	650,879
Retained deficit	(955,942)	(718,237)
Accumulated other comprehensive loss, net of tax	(36,128)	(26,393)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(341,036)	(93,751)
Noncontrolling interests - nonredeemable	15,992	14,533
Total deficit	(325,044)	(79,218)
Total liabilities and equity	$1,111,467	$1,128,191

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues:
Net patient service revenue	$245,950	$175,847	$459,858	$347,820
Management fees	16,856	—	33,453	—
Other revenue	3,092	2,262	5,984	4,266
Total revenues	265,898	178,109	499,295	352,086

Expenses:
Salaries and benefits	135,803	99,687	261,712	195,940
Medical supplies	24,502	14,407	46,236	30,249
Facility rent expenses	17,167	10,675	32,662	20,858
Other operating expenses	16,096	10,997	30,477	21,273
General and administrative expenses	34,060	23,161	64,174	43,896
Depreciation and amortization	22,162	15,320	42,884	30,491
Provision for doubtful accounts	3,428	2,015	7,724	5,090
Interest expense, net	29,899	20,473	57,426	40,417
Impairment loss	182,000	—	182,000	—
Equity initial public offering expenses	4,163	—	4,163	—
Loss on sale leaseback transaction	—	—	135	—
Fair value adjustment of earn-out liability	204	—	403	—
Gain on the sale of an interest in a joint venture	—	(1,460)	—	(1,460)
Loss on foreign currency transactions	79	758	107	802
Loss (gain) on foreign currency derivative contracts	—	190	(4)	242
Total expenses	469,563	196,223	730,099	387,798

Loss before income taxes	(203,665)	(18,114)	(230,804)	(35,712)
Income tax expense	934	1,371	3,040	3,150

Net loss	(204,599)	(19,485)	(233,844)	(38,862)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(2,925)	(654)	(3,861)	(1,018)

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	(207,524)	(20,139)	(237,705)	(39,880)

Other comprehensive loss:
Unrealized loss on foreign currency translation	(750)	(3,408)	(10,606)	(5,589)
Other comprehensive loss	(750)	(3,408)	(10,606)	(5,589)

Comprehensive loss:	(205,349)	(22,893)	(244,450)	(44,451)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(2,873)	(294)	(2,990)	(491)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(208,222)	$(23,187)	$(247,440)	$(44,942)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(233,844)	$(38,862)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	35,275	26,222
Amortization	7,609	4,269
Deferred rent expense	230	422
Deferred income taxes	378	(1,138)
Stock-based compensation	71	345
Provision for doubtful accounts	7,724	5,090
Loss on the sale/disposal of property and equipment	59	76
Loss on sale leaseback transaction	135	—
Impairment loss	182,000	—
Equity initial public offering expenses	4,163	—
Gain on the sale of an interest in a joint venture	—	(1,460)
Loss on foreign currency transactions	—	34
(Gain) loss on foreign currency derivative contracts	(4)	242
Fair value adjustment of earn-out liability	403	—
Amortization of debt discount	1,301	391
Amortization of loan costs	3,039	2,731
Equity interest in net loss of joint ventures	135	332
Distribution received from unconsolidated joint ventures	106	—
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(26,977)	(9,677)
Income taxes payable	(649)	(261)
Inventories	(439)	(461)
Prepaid expenses	3,096	46
Accounts payable and other current liabilities	13,857	8,822
Accrued deferred compensation	591	656
Accrued expenses / other current liabilities	11,610	5,795

Net cash provided by operating activities	9,869	3,614

Cash flows from investing activities
Purchase of property and equipment	(33,147)	(17,769)
Acquisition of medical practices	(40,843)	(22,848)
Restricted cash associated with medical practice acquisitions	(10,992)	(5,001)
Proceeds from the sale of equity interest in a joint venture	—	1,460
Proceeds from the sale of property and equipment	73	4
Loans to employees	(410)	(153)
Contribution of capital to joint venture entities	(620)	(542)
Proceeds (payment) of foreign currency derivative contracts	26	(171)
Premiums on life insurance policies	(450)	(626)
Change in other assets and other liabilities	(401)	5

Net cash used in investing activities	(86,764)	(45,641)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from financing activities
Proceeds from issuance of debt	130,016	83,880
Principal repayments of debt	(41,759)	(45,501)
Repayments of finance obligation	(113)	(99)
Proceeds from issuance of noncontrolling interest	1,250	—
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	229	765
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(956)	(650)
Payments of costs for equity securities offering	(2,550)	—
Payments of loan costs	(967)	—

Net cash provided by financing activities	85,150	38,395

Effect of exchange rate changes on cash and cash equivalents	(35)	(19)

Net increase (decrease) in cash and cash equivalents	8,220	(3,651)
Cash and cash equivalents, beginning of period	17,462	15,410

Cash and cash equivalents, end of period	$25,682	$11,759

Supplemental disclosure of noncash transactions
Finance obligation related to real estate projects	$1,106	$5,029
Derecognition of finance obligation related to real estate projects	$4,119	$—
Capital lease obligations related to the purchase of equipment	$7,069	$78
Service contract component related to the acquisition of equipment through accounts payable	$5,175	$—
Issuance of notes payable relating to the acquisition of medical practices	$2,000	$2,097
Liability relating to the escrow debt and purchase price of medical practices	$11,687	$—
Capital lease obligations related to the acquisition of medical practices	$47,796	$8,748
Earn-out accrual related to the acquisition of medical practices	$1,003	$—
Amounts payable to sellers in the purchase of a medical practice	$390	$—
Incurred offering costs	$1,613	$—
Noncash dividend declared to noncontrolling interest	$282	$—
Noncash contribution of capital by noncontrolling interest holders	$—	$4,235

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
(in thousands):
Total revenues	$265,898	$178,109	$499,295	$352,086
Pro-forma full period effect of acquisitions (a)	—	12,729	8,819	28,185
Total pro-forma revenues	$265,898	$190,838	$508,114	$380,271

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(207,524)	$(20,139)	$(237,705)	$(39,880)
Income tax expense	934	1,371	3,040	3,150
Interest expense, net	29,899	20,473	57,426	40,417
Depreciation and amortization	22,162	15,320	42,884	30,491
Impairment loss	182,000	—	182,000	—
Equity initial public offering expenses	4,163	—	4,163	—
Gain on the sale of an interest in a joint venture	—	(1,460)	—	(1,460)
Loss on sale leaseback transaction	—	—	135	—
Fair value adjustment of earn-out liability	204	—	403	—
Loss (gain) on foreign currency derivative contracts	—	190	(4)	242
Management fees (b)	170	223	340	481
Non-cash expenses (c)	1,248	1,033	1,970	2,151
Sale-lease back adjustments (d)	(329)	(355)	(632)	(660)
Acquisition-related costs (e)	4,213	2,745	8,704	3,804
Other expenses (f)	1,996	1,246	3,824	2,355
Litigation settlement (g)	2,568	888	3,325	1,520
Tradename / rebranding initiative (h)	250	169	592	340
Expenses associated with idle / closed treatment facilities (i)	1,243	499	2,444	978
Pro-forma full period effect of acquisition EBITDA (a)	—	2,626	742	5,595

Pro-forma Adjusted EBITDA (1)	$43,197	$24,829	$73,651	$49,524

Pro-forma Adjusted EBITDA as a percentage of total pro-forma revenues	16.2%	13.0%	14.5%	13.0%

(1) Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, expenses associated with the provision for income taxes, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2014 and 2013.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Management fees are fees accrued to our sponsor, Vestar Capital Partners.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with ASC 805, “Business Combinations”, including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Other expenses include loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement.

(g) Litigation settlement relates to costs associated with the termination of physicians during 2013 and 2014.

(h) Expenses related to the costs associated with the Company’s tradename and rebranding initiatives.

(i) Expenses associated with idle / closed radiation therapy treatment facilities.

We believe the Pro-forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
United States	2014	2013	Change	2014	2013	Change

Number of treatment days	64	64		127	127

Total RVU’s - freestanding centers	4,071,139	2,828,004	44.0%	7,864,948	5,546,897	41.8%

RVU’s per day - freestanding centers	63,612	44,188	44.0%	61,929	43,676	41.8%

Percentage change in RVU’s per day - freestanding centers - same market basis	-1.3%	-4.7%		-0.3%	-6.1%

Total treatments - freestanding centers	203,311	132,139	53.9%	395,304	257,809	53.3%

Treatments per day - freestanding centers	3,177	2,065	53.9%	3,113	2,030	53.3%

Percentage change in revenue per treatment - freestanding centers - same market basis	6.5%	-7.6%		4.9%	-6.6%

Percentage change in treatments per day - freestanding centers - same market basis	2.2%	3.2%		2.8%	1.6%

Percentage change in freestanding revenues - same market basis	8.9%	-4.7%		7.8%	-5.8%

Radiation oncology cases completed:

3-D cases	2,002	1,850		3,837	3,605

IMRT cases	3,294	3,007		6,214	5,805

Other cases	583	523		1,106	1,050

Total radiation oncology cases completed	5,879	5,380	9.3%	11,157	10,460	6.7%

Treatments per radiation oncology case completed	24.1	24.2		23.9	24.2

Revenue per radiation oncology case	$19,386	$19,288		$19,234	$19,218

Number of employed, contracted and affiliated physicians:

Radiation oncologists	177	114

Urologists	164	122

Surgeons	48	36

Medical oncologists	41	23

Gynecologic oncologists	8	5

Other physicians	25	8

Affiliated physicians	319	269

Total physicians	782	577	35.5%

Treatment centers - freestanding (global)	168	126	33.3%
Treatment centers - professional / other (global)	12	5	140.0%

Total treatment centers	180	131	37.4%

Days sales outstanding at quarter end	40	35

Net patient service revenue - professional services only (in thousands)	$82,060	$52,574		$152,918	$105,479

Net patient service revenue - excluding physician practice expense (in thousands)	$268,095	$175,848		$503,642	$347,820

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
International	2014	2013	Change	2014	2013	Change

Number of new cases

2-D cases	807	947		1,573	1,937

3-D cases	3,050	2,539		5,919	4,784

IMRT / IGRT cases	743	434		1,389	806

Total	4,600	3,920	17.3%	8,881	7,527	18.0%

Revenue per radiation oncology case	$5,283	$5,730		$5,120	$5,732

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